Exhibit 6
                                                            Draft 3/7/97





                              DISTRIBUTION AGREEMENT


              The SBI Fund, Inc. (the "Fund") has agreed that Lamaute Capital, Inc. ("LCI") shall be, for the period of this agree-ment, the distributor of shares of each Series of the Fund.
         For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Series.

         1.   Services as Distributor

              1.1 LCI will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by LCI for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified LCI in writing.

              1.2 LCI agrees to use its best efforts to distribute the appropriate sales literature, applications and prospectuses in the manner agreed upon between the Fund and LCI from time to time.

              1.3 LCI shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities asso-ciation registered under the Securities Exchange Act of 1934, as amended.

              1.4 Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of the Fund's Shares not in the best interest of the Fund, the parties hereto may decline to accept any orders for, or make any sales of, any Shares until such time as those parties deem it advisable to accept such orders and to make such sales and each party shall advise promptly the other party of any such determination.

              1.5 LCI will act only on its own behalf as principal if LCI chooses to enter into selling agreements with selected dealers or others. Any payments to selected dealers shall be governed by a separate agreement between LCI and such dealer and by the Fund's then-current prospectus.



              1.6 The Fund agrees to pay all costs and expenses in con-nection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices, and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation, printing, and delivery of the Fund's prospectuses and statements of additional information for regu-latory purposes and for distribution to shareholders.

              1.7 LCI agrees to pay for all expenses incurred by LCI in connection with (i) printing and distributing such number of copies of the prospectus as agreed upon by the Fund and LCI from time to time for use in connection with offering the Shares to prospective investors, (ii) preparing, printing and distributing any literature and advertising as agreed upon by the Fund and LCI from time to time for use in connection with offering the Shares for sale, and (iii) all other expenses in-curred in connection with the sale of the Shares as contem-plated by this Agreement. In addition, it is understood and agreed that, so long as a plan of distribution of the Fund adopted pursuant to Rule 12b-1 under the 1940 Act (the "Plan") continues in effect, any expenses incurred by LCI hereunder may be paid from amounts received by it from the Fund under the Plan. So long as the Plan continues in effect, LCI shall be entitled to receive quarterly payments not exceeding in the aggregate a maximum annual amount equal to 0.05% of the average daily net asset value of the Fund during each fiscal year of the Fund. The appropriate officer of the Fund shall provide to the Board of Directors of the Fund, and the Board of Director shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

              1.8 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with filings required to be made in connection with the sale of Shares in such states as LCI may designate to the Fund and the Fund may approve. LCI shall be responsible for all expenses connected with its own qualification as a broker-dealer under Federal law and the state laws of California, Georgia and Florida. All other expenses in connection with the sale of Shares in states other than those specifically referenced in this agreement shall be incurred by the Fund or reimbursed to LCI by the Fund.






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              1.9  The Fund shall furnish LCI from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as LCI may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and cor-rect. The Fund also shall furnish LCI upon request with: (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regu-larly retained by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the secu-rities in the Fund's or, if applicable, each Series' portfolio,
         (d) monthly balance sheets as soon as practical after the end of each month, and (e) from time to time such additional infor-mation regarding the Fund's financial condition as LCI may rea-sonably request.

              1.10 The Fund represents to LCI that all registration statements and prospectuses filed by the Fund with the Securi-ties and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares have been prepared in con-formity in all material respects with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any regis-tration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to LCI that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future devel-opments, may, in the opinion of the Fund's counsel, be neces-sary or advisable. If the Fund shall not propose any such amendment or amendments and/or supplement or supplements within fifteen days after receipt of the Fund of a written request from LCI to do so, LCI may, at its option, terminate this agreement or decline to make offers of the Fund's securities






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         until such amendments are made.  The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving LCI reasonable notice thereof in ad-vance; provided, however, that nothing contained in this agree-ment shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or sup-plements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

              1.11 The Fund authorizes LCI and any dealers with whom LCI shall enter into dealer agreements to use any prospectus in the form furnished by the Fund from time to time in connection with the sale and distribution of Shares. The Fund agrees to indemnify, defend and hold LCI, its several officers and direc-tors, and any person who controls LCI within the meaning of
         Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabil-ities and expenses (including the reasonable cost of investi-gating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which LCI, its officers and directors, or any such controlling per-sons, may incur under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or any statement of additional information, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registra-tion statement, any prospectus or any statement or additional information or necessary to make the statements in any of them not misleading, except that the Fund's agreement to indemnify LCI, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reli-ance upon information furnished by LCI, its officers, directors or any such controlling person to the Fund or to its represen-tatives for use in the preparation thereof, and except that the Fund's agreement to indemnify LCI, its officers or directors, and any such controlling person, and the Fund's representations and warranties set out in paragraph 1.10 of this Agreement will not be deemed to cover any liability to the Fund or its share-holders to which LCI would otherwise be subject by reason of





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         willful misfeasance, bad faith or gross negligence in the per-
         formance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement ("Disquali-fying Conduct"). The Fund's agreement to indemnify LCI, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being noti-fied of any action brought against LCI, its officers or direc-tors, or any such controlling person, such notification to be given by letter, facsimile or by telegram addressed to the Fund at its address set forth above as promptly as practical after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 1.11. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by LCI, which approval shall not unreasonably be withheld. In the event the Fund elects to assume the defense of any such suit and retain coun-sel of good standing approved by LCI, the defendant or defen-dants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit with counsel reasonably acceptable to LCI, the Fund will reimburse LCI, its officers and directors, or the controlling person or persons named as the defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by LCI or them. The Fund's indemnification agreement contained in this paragraph 1.11 and the Fund's representations and warran-ties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of LCI, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to LCI's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling per-sons and their successors. The Fund agrees promptly to notify LCI of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in con-nection with the issue and sale of Shares.

              1.12 LCI agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and






         all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, de-mands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers or direc-tors, or any such controlling person, may incur under the Secu-rities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or directors, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any unauthorized sales literature, advertisements, infor-mation, statements or representations or any Disqualifying Con-duct in connection with the offering and sale of any Shares, or
         (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by LCI to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the cor-responding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by LCI to the Fund and required to be stated in such answers or necessary to make such information not misleading. LCI's agreement to indemnify the Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon LCI being notified of any action brought against the Fund, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to LCI at its address set forth above as promptly as practicable after the summons or other first legal process shall have been served. The failure so to notify LCI of any such action shall not relieve LCI from any liability which LCI may have to the Fund, its officers or directors, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of LCI's indemnity agreement contained in this paragraph 1.12.
         LCI shall have the right to control the defense of such action, with counsel of its own choosing, reasonably satisfactory to the Fund, if such action is based solely upon such alleged mis-statement or omission on LCI's part, and in any other event the Fund, its officers or directors, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and directors, and their respective estates, and to the benefit of any controlling per-








         sons and their successors. LCI agrees promptly to notify the Fund of the commencement of any litigation or proceedings against LCI or any of its officers or directors in connection with the issue and sale of Fund Shares.

              1.13 No Shares shall be offered by either LCI or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the regis-tration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a cur-rent prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Com-mission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

              1.14  The Fund agrees to advise LCI promptly in writing:

                    (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                    (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the ef-fectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

                    (c) of the happening of any event which makes un-true any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                    (d) of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

         2.   Offering Price

              Shares of the Fund shall be offered for sale and sold at a price per share (the "offering price") in accordance with the provisions of the current prospectus applicable to such offer and sale. The Fund will cause the net asset value to be deter-






         mined with such frequency and at such times and will cause the offering price to be effective for such period as are set forth in the then current prospectus of the Fund and the Fund will cause such determinations to be furnished to LCI as often as they are made.

         3.   Term

              This Agreement shall become effective with respect to the Fund as of the date hereof and will continue for one (1) year and will continue thereafter automatically for successive an-nual periods so long as such continuance is specifically ap-proved at least annually (i) by the Fund's Board of Directors or (ii) by vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the directors who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Fund, without penalty, on not less than sixty days' written notice, by vote of a majority of the Fund's disinterested directors as defined in Rule 12b-1 under the 1940 Act, by vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of such Fund, or by LCI. This Agreement shall terminate automatically in the event of its assignment (as defined in said Act).

         4.   Miscellaneous

              4.1 The Fund recognizes that LCI's directors, officers and employees may from time to time serve as directors, trust-ees, officers and employees of corporations and business trusts (including other investment companies), and that LCI or its affiliates may enter into distribution or other agreements with such other entities, corporations and trusts. LCI agrees to promptly give notice to the Fund upon entering into any distri-bution agreements with such other entities, corporations and trusts.

              4.2 No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an in-strument in writing signed by the party against which an en-forcement of the change, waiver, discharge or termination is sought.

              4.3 This agreement shall be governed by the internal laws of the State of Florida without giving effect to principles of conflict of laws.









              4.4 If any provision of this agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         5.   Fees

              The annual cost for these services is 5 basis points of gross assets under management with a minimum annual fee of $12,500 plus out-of-pocket expenses. The fee paid to LCI shall be calculated on a daily basis and depends on the level of total assets of the Fund. Such fees shall be paid quarterly, in advance, each quarterly payment being based upon one quarter of the anticipated annualized fee with the first payment due within thirty (30) days of the commencement of operations of the Fund.


         THE SBI FUND, INC.



         By:______________________
            Name:
            Title:

         Date:


         LAMAUTE CAPITAL INC.



         By:______________________
            Name:
            Title:

         Date:








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